Exhibit 8.1

Significant Subsidiaries

The table below lists the Company's significant subsidiaries as of December 31, 2019:

Name	Vessel / Activity	Incorporation	Ownership Percentage
Front Falcon Corp.	Dormant	Liberia	100%
Ariake Transport Corporation	Dormant	Liberia	100%
Hitachi Hull # 4983 Corporation	Dormant	Liberia	100%
SFL Energy Inc.	Front Energy	Marshall Islands	100%
SFL Force Inc.	Front Force	Marshall Islands	100%
Front Heimdall Inc	Glorycrown	Liberia	100%
Front Baldur Inc.	Everbright	Liberia	100%
SFL Management AS	Management company	Norway	100%
Ship Finance Management (UK) Limited	Management company	United Kingdom	100%
SFL Management (Bermuda) Limited	Management company	Bermuda	100%
SFL Bulk Holding Ltd.	Intermediate holding company	Bermuda	100%
SFL Container Holding Limited	Intermediate holding company	Bermuda	100%
SFL Tanker Holding Limited	Intermediate holding company	Bermuda	100%
SFL Capital I Ltd.	Financing	Bermuda	100%
SFL Capital II Ltd.	Financing	Bermuda	100%
SFL Capital V Ltd.	Dormant	Bermuda	100%
SFL Hudson Inc	SFL Hudson	Liberia	100%
SFL Yukon Inc	SFL Yukon	Liberia	100%
SFL Sara Inc	SFL Sara	Liberia	100%
SFL Humber Inc	SFL Humber	Liberia	100%
SFL Kate Inc	SFL Kate	Liberia	100%
SFL Tyne Inc	SFL Tyne	Liberia	100%
SFL Clyde Inc	SFL Clyde	Liberia	100%
SFL Dee Inc	SFL Dee	Liberia	100%
SFL Trent Inc	SFL Trent	Liberia	100%
SFL Medway Inc	SFL Medway	Liberia	100%
SFL Spey Inc	SFL Spey	Liberia	100%
SFL Kent Inc	SFL Kent	Liberia	100%
SFL Eden Inc.	Dormant	Liberia	100%
SFL Lea Inc.	Dormant	Liberia	100%
SFL Lune Inc.	Dormant	Liberia	100%
SFL Mersey Inc.	Dormant	Liberia	100%
SFL Sea Cheetah Limited	Sea Cheetah	Cyprus	100%
SFL Sea Halibut Limited	Sea Halibut	Cyprus	100%
SFL Sea Pike Limited	Sea Pike	Cyprus	100%
SFL Sea Jaguar Limited	Sea Jaguar	Cyprus	100%
SFL Sea Leopard Limited	Sea Leopard	Cyprus	100%
SFL Sea Bear Limited	Dormant	Cyprus	100%
SFL Chemical tanker Ltd.	Maria Victoria V	Marshall Islands	100%
SFL Chemical tanker II Ltd.	SC Guangzhou	Marshall Islands	100%
SFL Ace I Company Ltd.	Dormant	Malta	100%
SFL Ace II Company Ltd.	Dormant	Malta	100%
SFL Hercules Ltd.	West Hercules	Bermuda	100%
SFL Deepwater Ltd	West Taurus	Bermuda	100%
SFL Linus Ltd	West Linus	Bermuda	100%

Alice Container Inc. (formerly SFL Europa Inc.)	MSC Alice	Marshall Islands	100%
SFL Composer Inc.	Composer	Liberia	100%
SFL Conductor Inc.	Conductor	Liberia	100%
SFL Loire Inc.	San Felipe	Liberia	100%
SFL Seine Inc.	San Felix	Liberia	100%
SFL Somme Inc.	San Fernando	Liberia	100%
SFL Taurion Inc.	San Francisca	Liberia	100%
SFL Kenai Inc.	Sinochart Beijing	Liberia	100%
SFL Crolly Inc.	Min Sheng 1	Liberia	100%
SFL Rufina Inc	MSC Arushi R.	Liberia	100%
SFL Rosanna Inc.	MSC Vaishnavi R.	Liberia	100%
SFL Romana Inc.	MSC Julia R.	Liberia	100%
SFL Roberta Inc.	Santa Roberta	Liberia	100%
SFL Ricarda Inc.	Santa Ricarda	Liberia	100%
SFL Rebecca Inc.	Santa Rebecca	Liberia	100%
SFL Rafaela Inc.	Santa Rafaela	Liberia	100%
SFL Victoria Inc.	MSC Vidhi	Liberia	100%
SFL Virginia Inc.	MSC Margarita	Liberia	100%
SFL Panaro Inc.	Intermediate holding company	Liberia	100%
SFL Tagus Inc.	MSC Anna	Liberia	100%
SFL Tiber Inc.	MSC Viviana	Liberia	100%
SFL Otra Inc.	Intermediate holding company	Liberia	100%
SFL Battersea Inc	Battersea	Liberia	100%
SFL Beijing Inc.	Golden Beijing	Liberia	100%
SFL Belgravia Inc.	Belgravia	Liberia	100%
SFL China Inc	KSL China	Liberia	100%
SFL Future Inc	Golden Future	Liberia	100%
SFL Magnum Inc.	Golden Magnum	Liberia	100%
SFL Zheijang Inc.	Golden Zheijang	Liberia	100%
SFL Zhoushan Inc	Golden Zhoushan	Liberia	100%
SFL Samara Inc.	MSC Erica	Liberia	100%
SFL Tino Inc.	MSC Reef	Liberia	100%
SFL Dora Inc.	Dormant	Liberia	100%
SFL Mulan Inc.	Dormant	Liberia	100%
SFL Orco Inc.	Dormant	Liberia	100%
SFL Pearl Inc.	Dormant	Liberia	100%
SFL Sarat Inc.	Maersk Sarat	Liberia	100%
SFL Shivling Inc.	Maersk Shivling	Liberia	100%
SFL Skarstind Inc.	Maersk Skarstind	Liberia	100%
SFL Sabine Inc.	SFL Sabine	Liberia	100%
SFL Trinity Inc.	SFL Trinity	Liberia	100%
Nilgun Inc.	MSC Nilgun	Liberia	100%
Jemima Inc.	MSC Jemima	Liberia	100%
Belle Inc.	MSC Belle	Liberia	100%
Rossella Inc.	MSC Rossella	Liberia	100%
Korea Inc.	MSC Korea	Liberia	100%
Japan Inc.	MSC Japan	Liberia	100%
Alabama Inc.	MSC Alabama	Liberia	100%
Edith Inc.	MSC Edith	Liberia	100%
Caitlin Inc.	MSC Caitlin	Liberia	100%
Mandy Inc.	MSC Mandy	Liberia	100%
Santhya Inc.	MSC Santhya	Liberia	100%

Giannina Inc.	MSC Giannina	Liberia	100%
Alyssa Inc.	MSC Alyssa	Liberia	100%
Himanshi Inc.	MSC Himanshi	Liberia	100%
Erminia Inc.	MSC Erminia	Liberia	100%
Rig Holding (Bermuda) Limited	Dormant	Bermuda	100%
SFL TEU Capital Ltd.	Intermediate Holding Company	Bermuda	100%
SFL Axia Inc.	Thalassa Axia	Liberia	100%
SFL Doxa Inc.	Thalassa Doxa	Liberia	100%
SFL Mana Inc.	Thalassa Mana	Liberia	100%
SFL Tyhi Inc.	Thalassa Tyhi	Liberia	100%
SFL Capsan Holding Ltd.	Intermediate Holding Company	Marshall Islands	100%
SFL Vincent Inc.	Cap San Vincent	Marshall Islands	100%
SFL Lazaro Inc.	Cap San Lazaro	Marshall Islands	100%
SFL Juan Inc.	Cap San Juan	Marshall Islands	100%
SFL Ace 1 Company Inc.	Asian Ace	Liberia	100%
SFL Ace 2 Company Inc.	Green Ace	Liberia	100%
Sarah International Inc.	MSC Sarah	Liberia	100%
England Inc.	MSC England	Liberia	100%
Positano Inc.	MSC Positano	Liberia	100%
SFL Atla Inc.	Hunter Atla	Marshall Islands	100%
SFL Saga Inc.	Hunter Saga	Marshall Islands	100%
SFL Laga Inc	Hunter Laga	Marshall Islands	100%
SFL Wisdom Inc.	Dormant	Marshall Islands	100%